EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of October 31, 2013

	Historical
	Oxygen Biotherapeutics, Inc.	Phyxius Pharma, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$2,542,942	$-	$(125,000)	(a)	$2,417,942
Accounts receivable	64,815	-	-		64,815
Government grant receivable	59,058	-	-		59,058
Inventory	97,985	-	-		97,985
Prepaid expenses	78,222	-	-		78,222
Other current assets	251,055	-	-		251,055
Total current assets	3,094,077	-	(125,000)		2,969,077
Property and equipment, net	160,212	-	-		160,212
Debt issuance costs, net	85,735	-	-		85,735
Intangible assets, net	963,810	1,000,000	21,000,000	(b)	22,963,810
Goodwill	-	-	3,302,995	(c)	3,302,995
Other assets	58,262	-	-		58,262
Total assets	$4,362,096	$1,000,000	$24,177,995		$29,540,091

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$920,844	$255,995	$-		$1,176,839
Accrued liabilities	322,443	1,000,000	-		1,322,443
Current portion of notes payable, net	233,324	-	-		233,324
Total current liabilities	1,476,611	1,255,995	-		2,732,606
Other liabilities	32,796	-	-		32,796
Total liabilities	1,509,407	1,255,995	-		2,765,402

Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock	2	-	1	(d)	3
Common stock	682	1	136	(d)	819
Additional paid-in capital	125,672,848	9,999	24,036,863	(d)	149,719,710
Deficit accumulated during the development stage	(122,820,843)	(265,995)	140,995	(d)	(122,945,843)
Total stockholders’ equity (deficit)	2,852,689	(255,995)	24,177,995		26,774,689
Total liabilities and stockholders' equity (deficit)	$4,362,096	$1,000,000	$24,177,995		$29,540,091

See accompanying notes to the pro forma condensed combined financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the six months ended October 31, 2013

	Historical
	Oxygen Biotherapeutics, Inc.	Phyxius Pharma, Inc.	Pro Forma Adjustments		Pro Forma Combined

Product revenue	$60,079	$-	$-		$60,079
Cost of sales	30,864	-	-		30,864
Net product revenue	29,215	-	-		29,215
Government grant revenue	192,297	-	-		192,297
Total net revenue	221,512	-	-		221,512

Operating expenses
Selling, general, and administrative	2,403,926	18,191	1,148,333	(e), (f)	3,570,450
Research and development	1,521,458	200,000	-		1,721,458
Total operating expenses	3,925,384	218,191	1,148,333		5,291,908

Net operating loss	3,703,872	218,191	1,148,333		5,070,396

Interest expense	2,072,660	-	-		2,072,660
Other (income) expense	227	-	-		227
Net loss	$5,776,759	$218,191	$1,148,333		$7,143,283

Preferred stock dividend	4,645,340	-	-		4,645,340
Net loss attributable to common stockholders	$10,422,099	$218,191	$1,148,333		$11,788,623

Net loss per share, basic	$(2.94)				$(2.40)
Weighted average number of common shares outstanding, basic	3,549,698		1,366,844	(g)	4,916,542
Net loss per share, diluted	$(2.96)				$(2.39)
Weighted average number of common shares outstanding, diluted	3,556,357		1,366,844	(g)	4,923,201

See accompanying notes to the pro forma condensed combined financial statements.

  UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the year ended April 30, 2013

	Historical
	Oxygen Biotherapeutics, Inc.	Phyxius Pharma, Inc.	Pro Forma Adjustments		Pro Forma Combined

Product revenue	$92,683	$-	$-		$92,683
Cost of sales	43,111	-	-		43,111
Net product revenue	49,572	-	-		49,572
Government grant revenue	1,141,356	-	-		1,141,356
Total net revenue	1,190,928	-	-		1,190,928

Operating expenses
Selling, general, and administrative	3,676,145	595	2,296,667	(e), (f)	5,973,407
Research and development	2,455,816	2,000	-		2,457,816
Restructuring expense	220,715	-	-		220,715
Loss on impairment of long-lived assets	27,279	-	-		27,279
Total operating expenses	6,379,955	2,595	2,296,667		8,679,217

Net operating loss	5,189,027	2,595	2,296,667		7,488,289

Interest expense	4,238,456	-	-		4,238,456
Loss on extinguishment of debt	-	-	-		-
Other (income) expense	(11,683)	-	-		(11,683)
Net loss	$9,415,800	$2,595	$2,296,667		$11,715,062

Preferred stock dividend	958,071	-	-		958,071
Net loss attributable to common stockholders	$10,373,871	$2,595	$2,296,667		$12,673,133

Net loss per share, basic	$(6.29)				$(4.20)
Weighted average number of common shares outstanding, basic	1,650,280		1,366,844	(g)	3,017,124
Net loss per share, diluted	$(6.68)				$(4.05)
Weighted average number of common shares outstanding, diluted	1,759,025		1,366,844	(g)	3,125,869

See accompanying notes to the pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
1. Description of Transaction

On November 13, 2013, Oxygen Biotherapeutics, Inc. (the “Company”), through its wholly owned subsidiary, Life Newco, Inc., a Delaware corporation (“Life Newco”), consummated its previously announced acquisition of certain assets of Phyxius Pharma, Inc., a Delaware corporation (“Phyxius”) pursuant to an Asset Purchase Agreement, dated October 21, 2013 (the “Purchase Agreement”), by and among the Company, Life Newco, Phyxius and the stockholders of Phyxius (the “Phyxius Stockholders”).

Under the terms and subject to the conditions of the Purchase Agreement, Life Newco acquired (the “Acquisition”) certain assets (the “Purchased Assets”), including that certain License Agreement (the “License”), dated September 20, 2013 by and between Phyxius and Orion Corporation, a global healthcare company incorporated under the laws of Finland (“Orion”), and that certain Side Letter (the “Side Letter”), dated October 15, 2013 by and between Phyxius and Orion.  The License grants Life Newco an exclusive, sublicenseable right to develop and commercialize pharmaceutical products containing Levosimendan, 2.5 mg/ml concentrate for solution for infusion / 5ml vial (the “Product”) in the United States and Canada (the “Territory”).  Pursuant to the License, Life Newco must use Orion’s “Simdax®” trademark to commercialize the Product.  The License also grants to Life Newco a right of first refusal to commercialize new developments of the Product, including developments as to the formulation, presentation, means of delivery, route of administration, dosage or indication.  Orion’s ongoing role under the License includes sublicense approval, serving as the sole source of manufacture, holding a first right to enforce intellectual property rights in the Territory, and certain regulatory participation rights.  Additionally, Life Newco must grant back to Orion a broad non-exclusive license to any patents or clinical trial data related to the Product developed by Life Newco under the License.  The License has a fifteen (15) year term, provided, however, that the License will continue after the end of the fifteen year term in each country in the Territory until the expiration of Orion’s patent rights in the Product in such country (the “Term”).  Orion may terminate the License if the human clinical trial using the Product and studying reduction in morbidity and mortality of cardiac surgery patients at risk of low cardiac output syndrome (LCOS) as described in the US Food and Drug Administration (the “FDA”) agreed upon clinical study protocol (the “Study”) is not started by July 31, 2014.

Pursuant to the terms of the License, Life Newco must pay to Orion a non-refundable up-front payment in the amount of $1 million within thirty (30) days of Life Newco receiving funding for the Study, but in no event later than April 1, 2014.  The License also includes the following development milestones for which Life Newco shall make non-refundable payments to Orion no later than twenty-eight (28) days after the occurrence of the applicable milestone event: (i) $2.0 million upon the grant of FDA approval, including all registrations, licenses, authorizations and necessary approvals, to develop and/or commercialize the Product in the United States; and (ii) $1.0 million upon the grant of regulatory approval for the Product in Canada. Once commercialized, Life Newco is obligated to make certain non-refundable commercialization milestone payments to Orion, aggregating up to $13.0 million, contingent upon achievement of certain cumulative net sales amounts in the Territory.  Life Newco must also pay Orion tiered royalties based on net sales of the Product in the Territory made by Life Newco and its sublicensees. After the end of the Term, Life Newco must pay Orion a royalty based on net sales of the Product in the Territory for as long as Life Newco sells the Product in the Territory.

Pursuant to the Purchase Agreement, the Company issued 1,366,844 shares of its common stock (“Common Stock”) and 32,992 shares of its Series E convertible preferred stock, which are convertible into an aggregate of 3,299,200 shares of Common Stock (“Preferred Stock” and, together with the Common Stock, the “Consideration”) to the Phyxius Stockholders; however, 6,996 shares of the Preferred Stock, representing approximately 15% of the Consideration, are being held in escrow as security for post-closing indemnification obligations of Phyxius and the Phyxius Stockholders.

The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Series E Convertible Preferred Stock (the “Certificate of Designation”) that the Company filed with the Secretary of State of the State of Delaware on November 13, 2013.  Each share of Preferred Stock will automatically convert into 100 shares of Common Stock following receipt of stockholder approval for the transaction.  Approximately 11% of the shares of converted Common Stock will vest immediately upon receipt of stockholder approval for the transaction, while the remainder will vest upon achievement of certain performance milestones related to the development and commercialization of the levosimendan product in North America.   In addition, all unvested converted Common Stock will vest if certain change of control transactions or significant equity financings occur within 24 months of the closing of the Acquisition.  The number of shares of Common Stock into which the Preferred Stock converts is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The Preferred Stock does not carry dividends or a liquidation preference.  The Preferred Stock carries voting rights aggregating 4.99% of the Company’s Common Stock voting power immediately prior to the closing of the Acquisition.

In connection with the closing of the Acquisition, Phyxius’ co-founder, Chief Executive Officer and stockholder, John Kelley, became the Company’s Chief Executive Officer and two other Phyxius employees and stockholders, Doug Randall and Douglas Hay, PhD became employees of the Company as Vice President, Business and Commercial Operations and Vice President, Regulatory Affairs, respectively.  Michael Jebsen, the Company’s prior Interim Chief Executive Officer and current Chief Financial Officer, is continuing to serve as the Company’s Chief Financial Officer.  In addition, Mr. Kelley was appointed to the Company’s Board of Directors on December 19, 2013, while another designee will be appointed to the Board of Directors following receipt of stockholder approval for the transaction.

2. Basis of Presentation

The accompanying pro forma balance sheet and pro forma statements of operations combine the historical financial information of the Company and Phyxius and are adjusted on a pro forma basis to give effect to the acquisition as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the acquisition, which occurred on November 13, 2013, as if it had been consummated on October 31, 2013, and the pro forma statements of operations for the quarter ended October 31, 2013 and the year ended April 30, 2013 reflect the acquisition as if it had been consummated on May 1, 2012. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of the Company and Phyxius, which were (in the case of the Company’s financial statements) included in the Company’s Annual Report on Form 10-K filed with the SEC on June 26, 2013 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on December 17, 2013 or are (in the case of Phyxius’ financial statements) included as Exhibits 99.2 and 99.3 to the Current Report on Form 8-K/A to which this exhibit is attached.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions.

The pro forma financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, “Fair Value Measurements,” as of the acquisition date. For certain assets and liabilities, book value approximates fair value. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the asset acquisition at the then-current market price, which may be different than the amount of consideration assumed in the pro forma financial statements. Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are expensed in the period in which the costs are incurred.

As of the filing date of the Current Report on Form 8-K/A to which this exhibit is attached, Phyxius’ assets and liabilities are presented at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values presented as goodwill. The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of fair market value of the Phyxuis’ assets acquired and liabilities assumed and the related allocations of purchase price. The valuations of acquired assets and liabilities are in process and are not expected to be finalized until later in 2014, as information may become available within the measurement period which indicates a potential change to these valuations. Accordingly, the final allocations of and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Under the acquisition method of accounting, the Phyxius assets acquired and liabilities assumed will be recorded on the Company’s consolidated financial statements as of the consummation of the acquisition, primarily at their respective fair values. In addition, Phyxius’ results of operations will be included with the Company’s consolidated results of operations beginning on the closing date, and the Company’s consolidated results of operations prior to the closing date will not be retroactively restated to reflect Phyxius’ results of operations.

3. Accounting Policies

The Company is currently performing a detailed review of Phyxius’ accounting policies. As a result of this review, it may become necessary to conform Phyxius’ accounting policies to be consistent with the accounting policies of the Company. To date, the Company has not identified any significant differences in accounting policies.

4. Purchase Consideration

The following table reflects the acquisition consideration (in thousands, except per share amounts):

Number of shares of Common Stock issued at closing (1)	1,367
Fair value per share of Common Stock (2)	$6.40

Fair value of shares of Common Stock issued (3)	$8,748
Fair value of Series E Convertible Preferred Stock issued at closing (4)	15,299
Total fair value of consideration transferred	$24,047

(1)	Represents the number of shares issued at the close of the acquisition on November 13, 2013 as set forth in the Purchase Agreement.
(2)	Represents the closing price of the Company’s common stock on The NASDAQ Stock Market LLC on November 13, 2013.
(3)	Represents the number of shares issued at closing multiplied by the fair value per share.
(4)
Represents the fair value of 32,992 shares of the Company’s Series E Convertible Preferred Stock issued at the close of the acquisition on November 13, 2013. The Preferred Stock is convertible into an aggregate of 3,299,200 shares of the Company’s Common Stock as set forth in the Purchase Agreement.

The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Designation of Series E Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on November 13, 2013.  Each share of Preferred Stock will automatically convert into 100 shares of Common Stock following receipt of stockholder approval for the transaction.  Approximately 11% of the shares of converted Common Stock will vest immediately upon receipt of stockholder approval for the transaction, while the remainder will vest upon achievement of certain performance milestones related to the development and commercialization of the levosimendan product in North America.

5. Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation based on estimated fair values as if the acquisition had been consummated on October 31, 2013 (in thousands):

Intangible assets	$22,000
Accounts payable	(256)
Accrued expenses	(1,000)
Total identifiable net assets	20,744
Goodwill	3,303
Total fair value of consideration	$24,047

6. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Purchase Agreement, which are factually supportable and, for pro forma adjustments to the pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained. Given the historical net loss positions of both companies and the full valuation allowances applied to the deferred tax assets at April 30, 2013, there is no expected tax impact of these adjustments on the pro forma balance sheet or statements of operations.

Adjustments to the pro forma balance sheet:

(a)	Represents $125,000 of estimated transaction costs related to the acquisition that were not previously reflected in the historical financial statements

(b)
Represents the preliminary allocation of the fair value of the consideration transferred to the acquired intangible assets of Phyxius based on their estimated fair values. Intangible assets that have been identified in this preliminary allocation are in-process research and development (“IPR&D”).

(c)	Represents the difference between the estimated purchase price and the estimated fair values of the identifiable assets acquired and liabilities assumed.

(d)	The following pro forma adjustments represent the effects of eliminating Phyxius’ equity accounts and issuing the Company’s shares pursuant to the Purchase Agreement, and consist of:

(i)	the elimination of the par value of Phyxius’ common stock	(1)
	the par value of the Company’s shares issued at closing	137
	net change in common stock	136

(ii)	the par value of the Series E preferred stock issued at closing	1

(iii)	the elimination of Phyxius’ paid-in capital	(9,999)
	paid-in capital for the Company’s shares issued at closing	24,046,862
	net change in paid-in capital	24,036,863

(iv)	the elimination of Phyxius’ accumulated deficit	265,995
	estimated acquisition transaction fees to be expensed	(125,000)
	net change in accumulated deficit	140,995

Adjustments to the pro forma statements of operations:

(e)
Represents the amortization of intangible assets acquired in the acquisition based on their estimated fair values and useful life of 15 years of $733,333 and $1,466,667 for the six months ended October 31, 2013 and the twelve months ended April 30, 2013, respectively. Amortization expense has been calculated on a straight-line basis.

(f)
Represents the salaries for the Phyxius employees hired by the Company in connection with the closing of the acquisition of $415,000 and $830,000 for the six months ended October 31, 2013 and the twelve months ended April 30, 2013, respectively.

(g)	Represents the impact of 1,366,844 shares of Common Stock issued in connection with the closing of the acquisition.